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                                                                   Exhibit 10(h)


Amendment dated April 24, 2000 to the 1990 Stock Option Plan dated February 8, 1994, as amended and restated.


Section 9 of the 1990 Stock Option Plan, as amended, is amended and restated to read in its entirety as follows with respect to all currently outstanding and future option grants under such plan:

SECTION 9. Adjustments

In the event of any merger, consolidation, reorganization, recapitalization, stock dividend (including without limitation, stock dividends consisting of securities other than the Stock), distribution (other than regular cash dividends), stock split, reverse stock split, separation, spin-off, split-off or other distribution of stock or property of the Company, or other change in the corporate structure or capitalization, there shall be appropriate adjustment made by the Board in the number and kind of shares or other property that may be granted in the aggregate and to individual Employees under the Plan, the number and the kind of shares or other property subject to each outstanding Stock Option and Stock Appreciation Right, and the option prices.